Exhibit 16.1

                        [Arthur Andersen LLP Letterhead]

May 10, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549




Dear Sir or Madam:

We have read the first, second, third, fourth and sixth paragraphs of Item 4 included in the Form 8-K dated May 10, 2002 of NACCO Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP